Exhibit 10.4

FIRST AMENDMENT TO

ADMINISTRATIVE SUPPORT AND INFORMATION
SERVICES PROVISIONING AGREEMENT

Among

Continental Airlines, Inc.,

ExpressJet Holdings, Inc.,

And

ExpressJet Airlines, Inc.

Dated as of March 5, 2004

SECOND AMENDMENT TO

ADMINISTRATIVE SUPPORT AND INFORMATION SERVICES

PROVISIONING AGREEMENT

            This SECOND AMENDMENT TO ADMINISTRATIVE SUPPORT AND INFORMATION SERVICES PROVISIONING AGREEMENT (this “Agreement”), dated as of March 5, 2004, is among Continental Airlines, Inc., a Delaware corporation (“Continental”), ExpressJet Holdings, Inc., a Delaware corporation (“Holdings”) and ExpressJet Airlines, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“ExpressJet”).

RECITALS:

            WHEREAS, Continental, Holdings and ExpressJet are parties to that certain Administrative Support and Information Services Provisioning Agreement dated as of January 1, 2001 and the First Amendment thereto dated as of December 9, 2003 (as amended, the “Administrative Services Agreement”);

            WHEREAS, Continental, Holdings and ExpressJet desire to amend certain provisions of the Administrative Services Agreement as more fully set forth herein; and

            WHEREAS, Section 9.6 of the Administrative Services Agreement permits such agreement to be amended in a written agreement signed by Continental, Holdings and ExpressJet;

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations hereinafter contained, the parties agree to amend the Administrative Services Agreement as follows:

ARTICLE I.
DEFINITIONS; INTERPRETATION

            Section 1.1.    Definitions. Capitalized terms used in this Agreement that are not otherwise defined shall have the meanings set forth in the Administrative Services Agreement, as amended hereby.

            Section 1.2.    Interpretation.  Section 9.13 of the Administrative Services Agreement is hereby incorporated by reference herein in its entirety and shall govern the interpretation of this Agreement.

ARTICLE II.
AMENDMENTS TO ADMINISTRATIVE SERVICES AGREEMENT

            The Administrative Services Agreement is hereby amended as follows:

            Section 2.1.    Amendment to Section 3.1.   Section 3.1 of the Administrative Services Agreement is hereby amended by replacing the reference therein to “March 8, 2004” with “April 8, 2004.”

            Section 2.2.    Amendment to Add Section 8.1.   Section 8.1 of the Administrative Services Agreement is hereby amended by replacing the reference therein to “March 8, 2004” with “April 8, 2004.”

ARTICLE III.
MISCELLANEOUS

            Section 3.1.    Entire Agreement.  Except as otherwise set forth in this Agreement, this Agreement and the exhibit hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof.

            Section 3.2.    Authority.  Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

            Section 3.3.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than the laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

            Section 3.4.    Amendment and Modification.  This Agreement may not be amended or modified in any respect except by a written agreement signed by each of the parties hereto.

            Section 3.5.    Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as specifically amended hereby, the Administrative Services Agreement shall remain in full force and effect and is ratified in all respects by the parties hereto.  Except with respect to a merger of a party with another Person, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party hereto without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

            Section 3.6.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

            Section 3.7.    Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(Signature Page Follows)

            IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Administrative Support and Information Services Provisioning Agreement to be duly executed and delivered as of the date and year first written above.

CONTINENTAL AIRLINES, INC.

By: /s/ Jeffery A. Smisek
Name: Jeffery A. Smisek
Title: Executive Vice President

EXPRESSJET HOLDINGS, INC.

By: /s/ James B. Ream
Name: James B. Ream
Title: President and Chief Executive Officer

EXPRESSJET AIRLINES, INC.

By: /s/ James B. Ream
Name: James B. Ream
Title: President and Chief Executive Officer